Exhibit 23.2

CONSENT OF DEGOLYER AND MACNAUGHTON
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2012 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2010 on Certain Properties owned by Linn Energy, LLC” in the sections “Business,” “Risk Factors,” “Selected Financial Data,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Supplemental Oil and Gas Data (Unaudited)” in Amendment No. 1 to the Linn Energy, LLC Annual Report on Form 10-K/A for the year ended December 31, 2012, (the “10-K/A”) and in the registration statements (Nos. 333-131153 and 333-151610) on Form S-8 and in the registration statements (Nos. 333-146120, 333-148061, 333-148134, 333-162357, and 333-184647) on Form S-3.  We further consent to the inclusion of our Letter Report dated June 3, 2013 as Exhibit 99.1 in the 10-K/A.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716
Dallas, Texas
November 5, 2013